Exhibit 99.1

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY

Carolyn Tiffany

Chief Operating Officer

(617) 570-4614

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
ANNOUNCES IT HAS ACQUIRED A FIRST MORTGAGE LOAN SECURED BY A
HOTEL PROPERTY IN CLEARWATER, FLORIDA

Boston, Massachusetts- November 29, 2004-First Union Real Estate Equity and Mortgage Investments (NYSE:FUR) announced today that it has acquired a 10% interest bearing first mortgage loan secured by a Wingate Hotel and the land on which it is situate located in Clearwater Florida.  The current principal amount of the loan is $2,785,061 and the loan bears interest at 10% per annum, requires monthly payments of $27,179 and is scheduled to mature on February 15, 2007 at which time the remaining amount due on the loan is scheduled to be $2,688,626.89.

Certain statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially.  Further information about these matters and the risks generally with respect to First Union can be found in First Union’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.